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                                                           Exhibit 99.2

                        [Ernst & Young LLP Letterhead]

              Report of Independent Auditors on Agreement With
                     State Street Bank and Trust Company


Audit Committee
PNC Bank Corp.

We have audited, in accordance with generally accepted auditing standards, the consolidated balance sheet of PNC Bank Corp. and subsidiaries (including PNC Mortgage Securities Corp. (PNCMSC)) as of December 31, 1997, and the related consolidated statements of income, changes in shareholders' equity, and cash flows for the year then ended, and have issued our report thereon dated January 23, 1998.

In connection with our audit of the consolidated financial statements referred to above, nothing came to our attention that caused us to believe that PNCMSC failed to comply with the terms, covenants, provisions, or conditions of the sections of the agreements between PNCMSC and State Street Bank and Trust Company (Trustee), as listed for each series of certificates described in the accompanying schedule, insofar as they relate to accounting matters. However, our audit of the consolidated financial statements was not directed primarily toward obtaining knowledge of such noncompliance.

This report is intended solely for use by the audit committee, management, and the Trustee, and should not be used for any other purpose. However, this report may become a matter of public record as a result of being included as an exhibit to certain Form 10-Ks that are prepared by PNCMSC and filed with the Securities and Exchange Commission on behalf of the trusts that are established in connection with the series of certificates listed on the accompanying schedule.

                                   \s\Ernst & Young LLP
                                   --------------------

January 23, 1998


      Ernst & Young LLP is a member of Ernst & Young International, Ltd.

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

                     Schedule of Agreements With
                 State Street Bank and Trust Company

Description                                                 Sections
-----------                                                 --------

POOLING AND SERVICING AGREEMENT, $107,435,372.77, Sears      3.02, 3.03,
Mortgage Securities Corporation, COFI Mortgage Pass-         3.04, 3.05,
Through Certificates, Series 1991-H, Cut-Off Date:           3.11, 3.12,
July 1, 1991                                                 3.13

POOLING AND SERVICING AGREEMENT, $252,233,481.96 (Approxi-   3.02, 3.03,
mate), Sears Mortgage Securities Corporation, COFI Mortgage  3.04, 3.05,
Pass-Through Certificates, Series 1991-I (Certificate Trust  3.11, 3.12,
Fund), Mortgage Trust Pass-Through Certificates, Series      3.13
1991-I (Mortgage Trust Fund), Cut-Off Date: August 1, 1991

POOLING AND SERVICING AGREEMENT, $297,626,106 (Approximate), 3.02, 3.03,
Sears Mortgage Securities Corporation, LIBOR Mortgage        3.04, 3.05,
Pass-Through Certificates, Series 1991-J (Certificate Trust  3.11, 3.12,
Fund), Mortgage Trust Pass-Through Certificates, Series      3.13
1991-J (Mortgage Trust Fund), Cut-Off Date: August 1, 1991

POOLING AND SERVICING AGREEMENT, $127,859,031.91 (Approxi-   3.02, 3.03,
mate), Sears Mortgage Securities Corporation, LIBOR Mortgage 3.04, 3.05,
Pass-Through Certificates, Series 1991-K (Certificate Trust  3.11, 3.12,
Fund), Intermediate Trust Pass-Through Certificates, Series  3.13
1991-K (Intermediate Trust Fund), Mortgage Trust Pass-
Through Certificates, Series 1991-K (Mortgage Trust Fund),
Cut-Off Date:  September 1, 1991

POOLING AND SERVICING AGREEMENT, $229,731,871.46, Sears      3.02, 3.03,
Mortgage Securities Corporation, LIBOR Mortgage Pass-        3.04, 3.05,
Through Certificates, Series 1991-M, Cut-Off Date:           3.11, 3.12,
November 1, 1991                                             3.13

POOLING AND SERVICING AGREEMENT, $138,083,034.63, Sears      3.02, 3.03,
Mortgage Securities Corporation, Individual-Rate Adjusta-    3.04, 3.05,
ble-Rate Mortgage Pass-Through Certificates, Series          3.11, 3.12,
1992-4, Cut-Off Date:  February 1, 1992                      3.13

POOLING AND SERVICING AGREEMENT, $148,599,249.98, Sears      3.02, 3.03,
Mortgage Securities Corporation, Adjustable-Rate Mortgage    3.04, 3.05,
Pass-Through Certificates, Series 1992-8, Cut-Off Date:      3.11, 3.12,
May 1, 1992                                                  3.13

POOLING AND SERVICING AGREEMENT, $115,993,983.88, Sears      3.02, 3.03,
Mortgage Securities Corporation, Individual-Rate Adjusta-    3.04, 3.05,
ble-Rate Mortgage Pass-Through Certificates, Series          3.11, 3.12,
1992-9, Cut-Off Date:  June 1, 1992                          3.13

POOLING AND SERVICING AGREEMENT, $203,706,651.41, Sears      3.02, 3.03,
Mortgage Securities Corporation, Adjustable-Rate Mortgage    3.04, 3.05,
Pass-Through Certificates, Series 1992-11, Cut-Off Date:     3.11, 3.12,
July 1, 1992                                                 3.13

POOLING AND SERVICING AGREEMENT, $113,854,367.50, Sears      3.02, 3.03,
Mortgage Securities Corporation, Adjustable-Rate Mortgage    3.04, 3.05,
Pass-Through Certificates, Series 1992-12, Cut-Off Date:     3.11, 3.12,
July 1, 1992                                                 3.13

POOLING AND SERVICING AGREEMENT, $112,796,366.84, Sears      3.02, 3.03,
Mortgage Securities Corporation, Multi-Class Mortgage        3.04, 3.05,
Pass-Through Certificates, Series 1992-13, Cut-Off Date:     3.11, 3.12,
August 1, 1992                                               3.13

POOLING AND SERVICING AGREEMENT, $281,187,657.98, Sears      3.02, 3.03,
Mortgage Securities Corporation, Adjustable-Rate Mortgage    3.04, 3.05,
Pass-Through Certificates, Series 1992-15, Cut-Off Date:     3.11, 3.12,
August 1, 1992                                               3.13

POOLING AND SERVICING AGREEMENT, $227,748,335.96, Sears      3.02, 3.03,
Mortgage Securities Corporation, Adjustable-Rate Mortgage    3.04, 3.05,
Pass-Through Certificates, Series 1992-16, Cut-Off Date:     3.11, 3.12,
September 1, 1992                                            3.13

POOLING AND SERVICING AGREEMENT, $130,827,671.91, Sears      3.02, 3.03,
Mortgage Securities Corporation, Adjustable-Rate Mortgage    3.04, 3.05,
Pass-Through Certificates, Series 1992-17 (Certificate       3.11, 3.12,
Trust), Mortgage Trust Pass-Through Certificates, Series     3.13
1992-17 (Mortgage Trust), Cut-Off Date:  September 1, 1992

POOLING AND SERVICING AGREEMENT, $112,907,447.57, Sears      3.02, 3.03,
Mortgage Securities Corporation, Adjustable-Rate Mortgage    3.04, 3.05,
Pass-Through Certificates, Series 1992-18, Cut-Off Date:     3.11, 3.12,
September 1, 1992                                            3.13

POOLING AND SERVICING AGREEMENT, $95,240,927.23, Sears       3.02, 3.03,
Mortgage Securities Corporation, Mortgage Pass-Through       3.04, 3.05,
Certificates, Series 1992-20 (Certificate Trust),            3.11, 3.12,
Mortgage Trust Pass-Through Certificates, Series 1992-20     3.13
(Mortgage Trust), Cut-Off Date:  November 1, 1992

POOLING AND SERVICING AGREEMENT, $154,459,134.29, Sears      3.02, 3.03,
Mortgage Securities Corporation, Adjustable-Rate Mortgage    3.04, 3.05,
Pass-Through Certificates, Series 1992-21, Cut-Off Date:     3.11, 3.12,
December 1, 1992                                             3.13

POOLING AND SERVICING AGREEMENT, $74,305,144.99, Sears       3.02, 3.03,
Mortgage Securities Corporation, Mortgage Pass-Through       3.04, 3.05,
Certificates, Series 1992-22, Cut-Off Date:  December        3.11, 3.12,
1, 1992                                                      3.13

POOLING AND SERVICING AGREEMENT, $301,925,000, Sears         3.02, 3.03,
Mortgage Securities Corporation, Adjustable-Rate Mortgage     3.04, 3.05,
Pass-Through Certificates, Series 1992-23, Cut-Off Date:     3.11, 3.12,
December 1, 1992                                             3.13

POOLING AND SERVICING AGREEMENT, $155,483,857.34, Sears      3.02, 3.03,
Mortgage Securities Corporation, Adjustable-Rate Mortgage    3.04, 3.05,
Pass-Through Certificates, Series 1992 PR-1, Cut-Off Date:   3.11, 3.12,
November 1, 1992                                             3.13

POOLING AND SERVICING AGREEMENT, $209,608,737.21, Sears      3.02, 3.03,
Mortgage Securities Corporation, Adjustable-Rate Mortgage    3.04, 3.05,
Pass-Through Certificates, Series 1993-2, Cut-Off Date:      3.11, 3.12,
February 1, 1993                                             3.13

POOLING AND SERVICING AGREEMENT, $144,518,012.23, Sears      3.02, 3.03,
Mortgage Securities Corporation, Adjustable-Rate Mortgage    3.04, 3.05,
Pass-Through Certificates, Series 1993-4, Cut-Off Date:      3.11, 3.12,
March 1, 1993                                                3.13

POOLING AND SERVICING AGREEMENT, $153,608,000.00, Sears      3.02, 3.03,
Mortgage Securities Corporation, Mortgage Pass-Through       3.04, 3.05,
Certificates, Series 1993-5, Cut-Off Date:  May 1, 1993      3.11, 3.12,
                                                             3.13

POOLING AND SERVICING AGREEMENT, $95,766,838.53, Sears       3.02, 3.03,
Mortgage Securities Corporation, Mortgage Pass-Through       3.04, 3.05,
Certificates, Series 1993-10, Cut-Off Date:  September       3.11, 3.12,
1, 1993                                                      3.13

POOLING AND SERVICING AGREEMENT, $329,894,608.04, PNC        3.02, 3.03,
Mortgage Securities Corporation, Mortgage Pass-Through       3.04, 3.05,
Certificates, Series 1996-1, Cut-Off Date:  May 1, 1996      3.11, 3.12,
                                                             3.13

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(a)  Servicing in compliance with the terms of this agreement.